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                                                                EXHIBIT 10.15

                                  FORM DOCUMENT                   Option # 30

                               NET RADIO CORPORATION
                          INCENTIVE STOCK OPTION AGREEMENT


      THIS AGREEMENT is entered into and effective as of ____________________, _____, (the "Date of Grant"), by and between NET RADIO CORPORATION (the "Company") and ____________________ (the "Optionee").

      A. The Company has adopted the Net Radio Corporation 1998 Stock Option and Incentive Plan (the "Plan") authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the "Committee"), to grant incentive stock options to eligible employees of the Company, which options will qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      B. The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company pursuant to the Plan.

      Accordingly, the parties hereby agree as follows:

ARTICLE 1. GRANT OF OPTION. The Company hereby grants to the Optionee the right, privilege, and option (the "Option") to purchase ____________________ thousand (__________) shares (the "Option Shares") of the Company's common stock, no par value share (the "Common Stock"), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan. The Option is intended to be an "incentive stock option," as that term is used in Section 422 of the Code.

ARTICLE 2. OPTION EXERCISE PRICE. The per share price to be paid by Optionee in the event of an exercise of the Option shall be $______.

ARTICLE 3.  DURATION OF OPTION AND TIME OF EXERCISE.

      3.1 INITIAL PERIOD OF EXERCISABILITY. The Option shall become exercisable with respect to the Option Shares in five installments. The following table sets forth the initial dates of exercisability of each installment and the number of Option Shares as to which this Option shall become exercisable on such dates:

         INITIAL DATE OF             NUMBER OF OPTION SHARES
         EXERCISABILITY              AVAILABLE FOR EXERCISE
         ---------------             -----------------------
         January 1, 1999
          June 1, 1999

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          June 1, 2000
          June 1, 2001
          June 1, 2002

The foregoing rights to exercise this Option shall be cumulative with respect to the Option Shares becoming exercisable on each such date but in no event shall this Option be exercisable after, and this Option shall become void and expire as to all unexercised Option Shares at, 5:00 p.m. (Minneapolis, Minnesota time) on May 31, 2003 (the "Time of Termination").

      3.2   TERMINATION OF EMPLOYMENT.  Except as otherwise provided in Section
3.3 below:

      (a) In the event that the Optionee's employment with the Company and all Affiliates (as defined in the Plan) is terminated by reason of the Optionee's death, Disability or Retirement (as such terms are defined in the Plan), this Option shall remain exercisable to the extent exercisable as of such termination for a period of three months after such termination in the event of the Optionee's death or Retirement and for a period of one year after such termination in the event of the Optionee's Disability (but in no event after the Time of Termination).

      (b) In the event the Optionee's employment with the Company and Affiliates is terminated voluntarily by Optionee, for "cause" by the Company, or for any reason other than the events described in Section 3.2(a) above, all rights of the Optionee under the Plan and this Agreement shall immediately terminate without notice of any kind, and this Option shall no longer be exercisable; provided, however, that with respect to performance Option previously granted hereunder that have fully vested prior to such termination, such fully vested Options shall remain exercisable for a period of thirty (30) days after the date of Optionee's termination of employment for reasons other than death, Disability or Retirement.

      3.3   CHANGE IN CONTROL.

      (a) For purposes of this Section 3.3, the term "Change in Control" shall have the meaning set forth in Section 12.1 of the Plan.

      (b) If any events constituting a Change in Control of the Company shall occur, then this Option shall become immediately exercisable in full until the Time of Termination, whether or not the Optionee remains in the employ of the Company or any Affiliate. In addition, if a Change in Control of the Company shall occur, the Committee, in its discretion, and without the consent of the Optionee, may determine that the Optionee shall receive, with respect to some or all of the Option Shares, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value (as defined in the Plan) of such Option Shares immediately prior to the effective date of such Change in Control of the Company over the option exercise price per share of this Option.

      (c) Notwithstanding anything in this Section 3.3 to the contrary, if, with respect to the Optionee, acceleration of the exercisability of this Option or the payment of cash in exchange for all or part of this Option as provided above (which acceleration or payment could be deemed a payment within the meaning of Section 280G(b)(2) of the Code), together with any other payments which the Optionee has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to

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Section 1504(b) of the Code), of which the Company is a
member, would constitute a "parachute payment" (as defined in Section 280G(b) of the Code), the payments to the Optionee as set forth herein shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

ARTICLE 4.  MANNER OF OPTION EXERCISE.

      4.1 NOTICE. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and herein, by delivery, in person or by registered mail, to the Company at its principal executive office in Minneapolis, Minnesota (Attention: President), of a written notice of exercise. Such notice shall be in a form satisfactory to the Committee, shall identify the Option, shall specify the number of Option Shares with respect to which the Option is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being exercised, as provided by the Plan and Section 3.2 above, by any person or persons other than the Optionee, the notice shall be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, the Optionee shall be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company shall deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

      4.2 PAYMENT. At the time of exercise of this Option, the Optionee shall pay the total purchase price of the Option Shares to be purchased solely in cash (including a personal check or a certified or bank cashier's check, payable to the order of the Company); provided, however, that the Committee, in its discretion, may allow such payments to be made, in whole or in part, by delivery of a Broker Exercise Notice or a promissory note (containing such terms and conditions as the Committee may in its discretion determine), by transfer from the Optionee to the Company of Previously Acquired Shares, or by a combination thereof. The Committee may, in its discretion, permit the Optionee to pay all or part of the total purchase price by having the Company withhold from the shares of Common Stock that would otherwise be issued upon exercise the number of shares of Common Stock having a Fair Market Value (as of the date of exercise) equal to the aggregate option exercise price for the shares with respect to which such election is made. For purposes of this Agreement, the terms "Broker Exercise Notice" and "Previously Acquired Shares" shall have the meanings set forth in the Plan. In the event the Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, the value of such shares shall be equal to their Fair Market Value on the date of exercise of this Option.

ARTICLE 5.  NONTRANSFERABILITY; RIGHTS OF FIRST REFUSAL AND REPURCHASE.

      5.1 NONTRANSFERABILITY. Neither this Option nor the Option Shares acquired upon exercise may be transferred by the Optionee, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law or otherwise, except as provided in this Agreement and the Plan. Any attempt to transfer or encumber this Option or the Option Shares other than in accordance with this Agreement and the Plan shall be null and void and shall void this Option.

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      5.2   RIGHTS OF FIRST REFUSAL.  If the Optionee receives a bona fide offer from another corporation, entity, person or group (the "Purchaser") to purchase a specified number of the Option Shares acquired upon exercise by the Optionee, and wishes to accept such offer, the Optionee shall promptly give written notice to the Company of the identity of the Purchaser, the number of the Option Shares the Purchaser wishes to purchase and the proposed price and terms of the sale. The Company shall have the right, exercisable by giving written notice to the Optionee within sixty (60) days after the Company's receipt of such notice, to purchase (or to cause a corporation, entity, person or group designated by the Company to purchase) all or any portion of the Option Shares, in its discretion, either at the price and on the terms stated in the notice or at the price per share determined by dividing the aggregate net book value of the Company as of the end of the calendar month ended next prior to the date of receipt by the Company of the notice from the Optionee described above, divided by the aggregate number of issued and outstanding shares of Common Stock of the Company on a fully diluted basis (the "Book Value Per Share"). If the Company (or its designee) does not exercise its option within the time period provided above with respect to any of the Option Shares, the Optionee shall be free to accept the bona fide offer and sell any of the Option Shares as to which the Company shall not have exercised its option, provided that any such sale shall be at the price and on the terms specified in the notice to the Company and shall be consummated within sixty (60) days after expiration of the 60-day period allowed the Company above. If the Company exercises its option with respect to all of the Option Shares, the closing of the purchase will take place at a time and location designated by the Company, but in any event within thirty (30) days after the date on which the Company gave notice of exercise. At such closing, the Optionee shall deliver to the Company the certificate or certificates evidencing the Option Shares, properly endorsed and assigned in writing, and thereupon by force hereof and without further act or agreement, the Optionee shall warrant that he or she has good title, right to possession of and right to sell the Option Shares free and clear of any and all claims, liens, encumbrances, restrictions or other adverse claims.

      5.3 RIGHTS OF REPURCHASE. Upon the termination of the Optionee's employment with the Company for any reason, whether voluntary or involuntary, the Company shall have the right, exercisable by giving written notice to the Optionee within six (6) months after the termination of the Optionee's employment with the Company, to purchase (or to cause a corporation, entity, person or group designated by the Company to purchase) all or any portion of the Option Shares then owned or that may thereafter be acquired by the Optionee hereunder, at the Book Value Per Share, as defined above, determined as of the end of the calendar month ending next prior to the date of termination of the Optionee's employment with the Company. If the Company exercises its option with respect to any of the Option Shares hereunder, the closing of the purchase will take place at a time and location designated by the Company, but in any event within thirty (30) days after the date on which the Company gave notice of exercise. At such closing, the Optionee shall deliver to the Company the certificate or certificates evidencing the Option Shares, properly endorsed and assigned in writing, and thereupon by force hereof and without further act or agreement, the Optionee shall warrant that he or she has good title, right to possession of and right to sell the Option Shares free and clear of any and all claims, liens, encumbrances, restrictions or other adverse claims.

ARTICLE 6. LIMITATION OF LIABILITY. Nothing in this Agreement shall be construed to

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(a) limit in any way the right of the Company to terminate the employment of the Optionee at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company will retain the Optionee in any particular position, at any particular rate of compensation or for any particular period of time.

ARTICLE 7. WITHHOLDING TAXES. The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts which may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the grant or exercise of this Option or to a disqualifying disposition of the Option Shares acquired upon exercise of this Option, or otherwise incurred with respect to this Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of this Option. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

ARTICLE 8. ADJUSTMENTS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering or extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, shall make appropriate adjustment (which determination shall be conclusive) as to the number, kind and exercise price of securities subject to this Option.

ARTICLE 9. SUBJECT TO PLAN. The Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference herein in their entirety, and the Optionee, by execution hereof, acknowledges having received a copy of the Plan. The provisions of this Agreement shall be interpreted as to be consistent with the Plan, and any ambiguities herein shall be interpreted by reference to the Plan. In the event that any provision hereof is inconsistent with the terms of the Plan, the terms of the Plan shall prevail.

ARTICLE 10. MISCELLANEOUS.

      10.1 BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

      10.2 GOVERNING LAW. This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Minnesota.

      10.3 ENTIRE AGREEMENT. This Agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

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      10.4  AMENDMENT AND WAIVER.  Other than as provided in the Plan, this
Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

      The parties hereto have executed this Agreement effective the day and year first above written.

                                          NET RADIO CORPORATION

                                          By:   ______________________________
                                                Eric H. Paulson
                                                Its Chairman and President


[By execution hereof, the Optionee        OPTIONEE:
acknowledges having received a
copy of the Plan.]
                                          ______________________________


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